Exhibit 99.1

Star Gas Partners, L.P. Reports Fiscal 2008 Third Quarter Results

STAMFORD, Conn.--(BUSINESS WIRE)--Star Gas Partners, L.P. (the “Partnership” or “Star”) (NYSE: SGU), a home energy distributor and services provider specializing in heating oil, today announced financial results for its fiscal 2008 third quarter and the nine-month period ended June 30, 2008.

Three months ended June 30, 2008, compared to three months ended June 30, 2007

The Partnership reported a 16.0 percent increase in total revenue to $258.1 million, as an increase in home heating oil selling prices was reduced by a decline in home heating oil volume. Home heating oil volume declined to 46.0 million gallons, as the additional volume provided by acquisitions was more than offset by the effects of warmer temperatures, net customer attrition, conservation and other factors.

Home heating oil per gallon margins increased despite product costs reaching new highs on 18 occasions during the third quarter of fiscal 2008.

Operating income increased by $20.2 million to $13.8 million, as a favorable change in the fair value of derivatives of $25.2 million was reduced by lower product gross profit of $3.8 million and higher operating costs (including depreciation, amortization and net service) of $1.2 million. While operating expenses increased due to an increase in the reserve for doubtful accounts ($3.0 million) and the additional expenses attributable to stand alone acquisitions ($2.2 million), the Partnership was able to reduce certain operating costs in response to the decline in home heating oil volume.

Net income increased by $20.1 million to $11.8 million.

The Adjusted EBITDA loss increased by $5.5 million to $9.5 million, as the impact of higher per gallon margins and an improvement in service profitability were more than offset by an increase in the bad debt reserve, warmer temperatures and conservation efforts by our customers. Adjusted EBITDA is a non-GAAP financial measure (see below reconciliation) that should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations), but provides additional information for evaluating the Partnership’s ability to make the Minimum Quarterly Distribution. The Partnership is not required to pay the Minimum Quarterly Distribution until February 2009, for the quarter ending December 31, 2008.

Star Gas Partners Chief Executive Officer, Daniel P. Donovan, stated, “The extreme volatility in home heating oil prices continued through the third quarter and we hit record price levels 47 times through July 31, 2008. Prices have increased by almost $2.00 per gallon versus last year.

“Predictably, high prices have resulted in more price sensitivity among our customer base. In addition to seeking ways to conserve, more customers are open to, or are actively seeking, low price offers from our competition. We are fighting to retain this business while conscious of the need to improve cents-per-gallon gross profit margins as we prepare for the winter heating season. Margin management is crucial since a large portion of our operating costs, necessary to profitably serve our customers, are of a fixed nature. We must also ensure proper margins to pay for fuel for our fleet, pay interest on increased working capital requirements and to cover the bad debt expense expected with increased sales levels.

“We have been focusing our off-season efforts on seeking and making sound acquisitions, planning and executing marketing and operating strategies to maximize profitable growth, effectively managing customer communications and requests for the coming heating season and continuing to improve the various services that we offer to our valued consumers. We are maintaining our discipline in acquisition evaluations, in new account credit decisions, in margin management and in an ongoing effort to both collect receivables and retain existing customers.

“With heating oil prices where they are today, we enter the upcoming heating season with a solid balance sheet and ample liquidity – a key advantage given the tight credit environment. Our goal is to continue to manage our business effectively through this challenging environment and thus demonstrate that the resumption of quarterly distributions in February of 2009 is warranted,” concluded Mr. Donovan.

Nine months ended June 30, 2008, compared to nine month ended June 30, 2007

The Partnership reported a 21.9 percent increase in total revenue to $1.4 billion, as an increase in home heating oil selling prices was reduced by a decrease in home heating oil volume. Home heating oil volume decreased to 328.5 million gallons, as the additional volume provided by acquisitions was more than offset by the effects of net customer attrition, conservation, slightly warmer temperatures and other factors.

During the nine months ended June 30, 2007, the Partnership recorded a benefit of $4.3 million under its weather insurance contract. The Partnership did not record any benefit under its weather insurance contract in fiscal 2008.

Operating income increased by $7.9 million to $93.0 million, as a favorable change in the fair value of derivative instruments of $29.0 million was reduced by an increase in total operating expenses (including depreciation, amortization and net service) of $5.7 million and a reduction in product gross profit of $15.4 million. Operating expenses rose largely due to a $5.0 million increase in the reserve for doubtful accounts, the additional expenses associated with stand-alone acquisitions and lower weather insurance benefits.

Net income increased by $7.2 million to $78.5 million.

Adjusted EBITDA decreased by $22.4 million to $67.6 million, as the additional EBITDA provided from acquisitions and slightly higher home heating oil margins was more than offset by the impacts of the decline in home heating oil volume, lower weather insurance benefits and an increase in the reserve for doubtful accounts.

REMINDER: Star Gas management will host a free webcast open to the general public and a conference call on August 7, 2008 at 11:00 a.m. (ET). The webcast is available at http://www.star-gas.com/MediaList.cfm. The conference call dial-in is 706-634-8769.

Star Gas Partners, L.P., is the nation's largest retail distributor of home heating oil. Additional information is available by obtaining the Partnership’s SEC filings at www.sec.gov and by visiting Star’s website at www.star-gas.com where unitholders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information

This news release includes "forward-looking statements" which represent the Partnership's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of home heating oil; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; the continuing residual impact of the business process redesign project and our ability to address issues related to that project; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of future environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; and general economic conditions. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. Important factors that could cause actual results to differ materially from the Partnership's expectations ("Cautionary Statements") are disclosed in this news release and in the Partnership's Annual Report on Form 10-K for the year ended September 30, 2007 and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, including without limitation and in conjunction with the forward-looking statements included in this news release. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
(in thousands)	2008	2007
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$90,925	$112,886
Receivables, net of allowance of $13,678 and $7,645, respectively	152,530	78,923
Inventories	55,253	85,968
Fair asset value of derivative instruments	59,887	14,510
Prepaid expenses and other current assets	19,966	28,216
Total current assets	378,561	320,503

Property and equipment, net	38,336	41,721
Long-term portion of accounts receivables	742	1,362
Goodwill	181,897	181,496
Intangibles, net	34,787	48,468
Deferred charges and other assets, net	6,967	8,554
Total assets	$641,290	$602,104

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$15,815	$18,797
Fair liability value of derivative instruments	-	5,312
Accrued expenses and other current liabilities	71,446	65,444
Unearned service contract revenue	36,878	37,219
Customer credit balances	32,246	71,109
Total current liabilities	156,385	197,881

Long-term debt	173,801	173,941
Other long-term liabilities	15,535	13,951

Partners’ capital
Common unitholders	311,060	232,895
General partner	207	(129)
Accumulated other comprehensive loss	(15,698)	(16,435)
Total partners’ capital	295,569	216,331
Total liabilities and partners’ capital	$641,290	$602,104

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
(in thousands, except per unit data - unaudited)	2008	2007	2008	2007

Sales:
Product	$212,229	$178,971	$1,234,185	$994,229
Installations and service	45,838	43,481	143,112	135,391
Total sales	258,067	222,452	1,377,297	1,129,620
Cost and expenses:
Cost of product	174,979	137,922	985,425	730,080
Cost of installations and service	40,451	40,624	138,313	135,482
Increase in the fair value of derivative instruments	(30,043)	(4,857)	(45,983)	(17,004)
Delivery and branch expenses	47,231	43,771	171,985	158,917
Depreciation and amortization expenses	6,703	7,234	20,573	21,922
General and administrative expenses	4,944	4,189	13,983	15,137
Operating income (loss)	13,802	(6,431)	93,001	85,086
Interest expense	(5,189)	(5,037)	(15,910)	(15,281)
Interest income	2,131	2,953	4,984	6,326
Amortization of debt issuance costs	(592)	(571)	(1,747)	(1,712)
Income (loss) before income taxes	10,152	(9,086)	80,328	74,419
Income tax expense (benefit)	(1,695)	(818)	1,827	3,092
Net income (loss)	$11,847	$(8,268)	$78,501	$71,327
General Partner’s interest in net income (loss)	51	(35)	336	305
Limited Partners’ interest in net income (loss)	$11,796	$(8,233)	$78,165	$71,022

Basic and Diluted income (loss) per Limited Partner Unit	$0.16	$(0.11)	$1.03	$0.94

Weighted average number of Limited Partner units outstanding:
Basic and Diluted	75,774	75,774	75,774	75,774

SUPPLEMENTAL INFORMATION

Earnings (loss) before interest, taxes, depreciation and amortization from continuing operations (EBITDA).

The Partnership uses EBITDA and adjusted EBITDA as measures of liquidity and they are being included because the Partnership believes that they provide investors and industry analysts with additional information to evaluate the Partnership's ability to pay quarterly distributions. EBITDA and adjusted EBITDA are not recognized terms under generally accepted accounting principles ("GAAP") and should not be considered as an alternative to net income/(loss) or net cash provided by/(used in) operating activities determined in accordance with GAAP. Because EBITDA and adjusted EBITDA as determined by the Partnership excludes some, but not all of the items that affect net income/(loss), it may not be comparable to EBITDA and adjusted EBITDA or similarly titled measures used by other companies. The following tables set forth (i) the calculation of EBITDA and adjusted EBITDA and (ii) a reconciliation of EBITDA and adjusted EBITDA, as so calculated, to cash provided by/(used in) operating activities.
STAR GAS PARTNERS, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (unaudited)

	Three Months Ended June 30,
(in thousands)	2008	2007

Income (loss) from continuing operations	$11,847	$(8,268)
Plus:
Income tax benefit	(1,695)	(818)
Amortization of debt issuance cost	592	571
Interest expense, net	3,058	2,084
Depreciation and amortization	6,703	7,234
EBITDA from continuing operations	20,505	803

(Increase) / decrease in the fair value of derivative instruments	(30,043)	(4,857)
Adjusted EBITDA (a)	(9,538)	(4,054)

Add / (subtract)
Income tax benefit	1,695	818
Interest expense, net	(3,058)	(2,084)
Provision for losses on accounts receivable	4,131	858
Decrease in weather insurance contract receivable	-	4,305
Decrease in accounts receivables	109,025	87,900
Decrease (increase) in inventories	9,366	(10,239)
Increase in customer credit balances	10,590	13,158
Change in other operating assets and liabilities	4,685	(7,736)
Net cash provided by operating activities	$126,896	$82,926

Home heating oil gallons sold	45,958	56,926

(a) Adjusted EBITDA is calculated as earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges. Management believes the presentation of this measure is relevant and useful because it allows investors to view the Partnership’s performance in a manner similar to the method management uses, and makes it easier to compare its results with other companies that have different financing and capital structures. In addition, this measure is consistent with the manner in which the Partnership’s debt covenants in its material debt agreements are calculated and investors measure its overall performance and liquidity, including its ability to pay quarterly equity distributions, service its long-term debt and other fixed obligations and fund its capital expenditures and working capital requirements. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

SUPPLEMENTAL INFORMATION

Earnings (loss) before interest, taxes, depreciation and amortization from continuing operations (EBITDA).

The Partnership uses EBITDA and adjusted EBITDA as measures of liquidity and they are being included because the Partnership believes that they provide investors and industry analysts with additional information to evaluate the Partnership's ability to pay quarterly distributions. EBITDA and adjusted EBITDA are not recognized terms under generally accepted accounting principles ("GAAP") and should not be considered as an alternative to net income/(loss) or net cash provided by/(used in) operating activities determined in accordance with GAAP. Because EBITDA and adjusted EBITDA as determined by the Partnership excludes some, but not all of the items that affect net income/(loss), it may not be comparable to EBITDA and adjusted EBITDA or similarly titled measures used by other companies. The following tables set forth (i) the calculation of EBITDA and adjusted EBITDA and (ii) a reconciliation of EBITDA and adjusted EBITDA, as so calculated, to cash provided by/(used in) operating activities.
STAR GAS PARTNERS, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (unaudited)

	Nine Months Ended June 30,
(in thousands)	2008	2007

Income from continuing operations	$78,501	$71,327
Plus:
Income tax expense	1,827	3,092
Amortization of debt issuance cost	1,747	1,712
Interest expense, net	10,926	8,955
Depreciation and amortization	20,573	21,922
EBITDA from continuing operations	113,574	107,008

(Increase) / decrease in the fair value of derivative instruments	(45,983)	(17,004)
Adjusted EBITDA (a)	67,591	90,004

Add / (subtract)
Income tax expense	(1,827)	(3,092)
Interest expense, net	(10,926)	(8,955)
Provision for losses on accounts receivable	10,988	5,463
Increase in accounts receivables	(83,976)	(27,676)
Decrease in inventories	30,895	16,971
Increase in customer credit balances	(38,960)	(29,117)
Change in other operating assets and liabilities	7,870	11,883
Net cash provided by (used in) operating activities	$(18,345)	$55,481

Home heating oil gallons sold	328,476	351,262

(a) Adjusted EBITDA is calculated as earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges. Management believes the presentation of this measure is relevant and useful because it allows investors to view the Partnership’s performance in a manner similar to the method management uses, and makes it easier to compare its results with other companies that have different financing and capital structures. In addition, this measure is consistent with the manner in which the Partnership’s debt covenants in its material debt agreements are calculated and investors measure its overall performance and liquidity, including its ability to pay quarterly equity distributions, service its long-term debt and other fixed obligations and fund its capital expenditures and working capital requirements. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

CONTACT:
Star Gas Partners
Investor Relations, 203-328-7310
or
Jaffoni & Collins Incorporated
Robert Rinderman / Steven Hecht, 212-835-8500
SGU@jcir.com